UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2024
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The AZEK Company Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street, Suite 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 275-2935
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or after December 16, 2024, each of Jesse Singh, the Chief Executive Officer, President and Director of The AZEK Company Inc. (the “Company”), Peter Clifford, Jonathan Skelly, Samara Toole and Morgan Walbridge (together, the “Executives”) entered into participation agreements under the AZEK Company Inc. Executive Severance Plan (the “Plan”), which was first adopted on December 9, 2024. Participation in the Plan for the Executives was conditioned on their execution of such participation agreements. The participation agreements provide that each executive has agreed to accept the terms of the Plan as described below in lieu of the severance benefits set forth in their respective employment agreements and offer letters.

Under the Plan, each executive is eligible for severance benefits in the event of a qualifying termination, which includes a termination by the Company without cause (as defined in the Plan) or by the executive for good reason (as defined in the Plan), subject to execution of a release of claims and continued compliance with confidentiality, non-disparagement, non-competition and non-solicitation covenants.

In the event of a qualifying termination prior to or more than 24 months following a change in control of the Company, each executive will receive the following severance benefits: (i) cash severance equal to 1.0x (or, for the CEO, 2.0x) the sum of the executive’s base salary and target annual incentive, payable in installments over 12 months (or, for the CEO, 24 months); (ii) reimbursement or payment of premiums for group health plan continuation coverage for 12 months (or, for the CEO, 24 months); (iii) any unpaid annual incentive for the most recently completed fiscal year, based on actual performance (the “Prior Year Bonus”); and (iv) a pro-rated annual incentive for the fiscal year in which the Qualifying Termination occurs, based on actual performance (the “Pro-Rata Bonus”).

However, in the event of a qualifying termination on or within 24 months following a change in control of the Company, such severance benefits instead include: (i) cash severance equal to 2.0x (or, for the CEO, 3.0x) the sum of the NEO’s base salary and target annual incentive, payable in a lump sum; (ii) reimbursement or payment of premiums for group health plan continuation coverage for 18 months (or, for the CEO, 24 months); (iii) the Prior Year Bonus; and (iv) the Pro-Rata Bonus.

In addition, the Plan provides for payment of the Prior Year Bonus and the Pro-Rata Bonus in the event of an NEO’s death or disability.

The foregoing description of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, as well as the participation agreement for Mr. Singh, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
10.1	The AZEK Company Inc. Executive Severance Plan
10.2	Jesse Singh Executive Severance Plan Participation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The AZEK Company Inc.

Date: December 19, 2024	By:	/s/ Morgan Walbridge
Morgan Walbridge
Senior Vice President, Chief Legal Officer and Secretary